SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:

  Preliminary Proxy Statement
  Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2)) X Definitive Proxy Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Computer Management Sciences, Inc.
                (Name of Registrant as Specified in its Charter)

                       Computer Management Sciences, Inc.
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

X        No fee required
         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
         4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

         Fee paid previously with preliminary materials.
         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration No.:
         3)       Filing Party:
         4)       Date Filed:








(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                       COMPUTER MANAGEMENT SCIENCES, INC.
                               8133 Baymeadows Way
                           Jacksonville, Florida 32256



                                                       May 15, 1998

Dear Shareholder:

      You are invited to attend the Annual Meeting of Shareholders of Computer Management Sciences, Inc. (the "Company"), which will be held at the Holiday Inn at Baymeadows, 9150 Baymeadows Road, Jacksonville, Florida 32256, on June 19, 1998 at 9:00 a.m., local time.

      Please note that attendance at the annual meeting will be limited to stockholders as of the record date (or their authorized representatives) and to guests of the Company. If your shares are registered in your name and you plan to attend the annual meeting, please mark the appropriate box on the enclosed proxy card, and you will be pre-registered for the meeting (if your shares are held of record by a broker, bank or other nominee, and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker). Stockholders who are not pre-registered will be admitted to the annual meeting only upon verification of stock ownership.

      The Notice of Annual Meeting and Proxy Statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the annual meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed envelope to assure your stock will be represented at the annual meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

      The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.


                                          Sincerely,

                                          JERRY W. DAVIS
                                          Chairman and Chief Executive Officer

                       COMPUTER MANAGEMENT SCIENCES, INC.
                               8133 Baymeadows Way
                           Jacksonville, Florida 32256



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 19, 1998


      The Annual Meeting of Shareholders of Computer Management Sciences, Inc. will be held at the Holiday Inn at Baymeadows, 9150 Baymeadows Road, Jacksonville, Florida 32256, on June 19, 1998, at 9:00 a.m., local time, for the following purposes:

      1. To elect one Class III director for a three-year term expiring in 2001; and
      2. To transact such other business as may properly come before this annual meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 24, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting.

      Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                          By Order of the Board of Directors,


                                          Anthony V. Weight
                                          Corporate Secretary

Jacksonville, Florida
May 15, 1998

                       COMPUTER MANAGEMENT SCIENCES, INC.

                                 PROXY STATEMENT


                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


      This proxy statement is first being sent to shareholders on or about May 15, 1998, in connection with the solicitation of proxies by the Board of Directors of Computer Management Sciences, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on June 19, 1998, and at any adjournment thereof (the "Meeting"). The close of business on April 24, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 14,586,808 shares of common stock, $.01 par value per share ("Common Stock"), entitled to one vote per share.

      Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the director listed on the proxies. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

      Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Corporate Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

      Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

      The expense of preparing, printing, and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

      The executive offices of the Company are located at 8133 Baymeadows Way, Jacksonville, Florida 32256. The Company's telephone number is (904) 737-8955.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding shares of Common Stock as of December 31, 1997, by: (i) each of the Company's directors and Named Executive Officers (as identified below under "Compensation of Directors and Executive Officers--Executive Compensation); (ii) all Named Executive Officers and directors of the Company, as a group; and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Except as indicated by the notes to the following table, each of the holders listed below has sole voting power and investment power over the shares beneficially owned.

                                                   Shares Beneficially Owned
                                    --------------------------------------------------------

                                         Shares
                                       Beneficially
                                     Owned with Sole
                                     Voting and Sole     Other Shares                               Percent of
                                        Investment       Beneficially       Total Shares         Outstanding Shares
Name and Business Address(1)             Power(2)          Owned(3)      Beneficially Owned      Beneficially Owned
----------------------------       -----------------   ---------------   ------------------     -------------------
Jerry W. Davis                         2,692,263(4)      1,493,734(5)         4,185,997                  29.0%
Anthony V. Weight                      1,820,735(4)      1,493,734(5)         3,314,469                  22.9%
Larry A. Longhi                             183,748            93,673           277,421                   1.9%
Timothy W. Smith                             13,443            10,291            23,734                  *
David C. Minardi                             78,692            53,175           131,867                  *
Edward W. Fishback, Jr.                  192,636(6)             1,188           193,824                   1.3%
Charles L. Stark III                          2,000               884             2,884                  *
Perry E. Esping                               6,750                 0             6,750                  *
Harry C. Stonecipher                         29,250                 0            29,250                  *
All executive officers and                5,019,517         1,493,734         6,513,251                  45.1%
directors as a group (9 persons)
Employee Stock Ownership Plan and         1,449,279                 0         1,449,279                  10.0%
Trust
CMSI Capital, L.P.(7)                       929,665                 0           929,665                   6.4%
Marsh & McLennan Companies, Inc.                  0         1,295,957         1,295,957                   9.0%
(8)
Putnam Investments, Inc. (8)                      0         1,295,957         1,295,957                   9.0%
Putnam Investment Management, Inc.                0         1,295,957         1,295,957                   9.0%
(8)
The Putnam Advisory Company, Inc.                 0         1,295,957         1,295,957                   9.0%
(8)
-----------------

     *Less than 1.0%
(1) The business address of all executive officers and directors listed above is 8133 Baymeadows Way, Jacksonville, FL 32256, except for the following:
     Timothy W. Smith, 2000 Windy Hill Road, Smyrna, GA 30080; Edward W. Fishback, Jr., 3131 Lonnbladh Road, Tallahassee, FL 32308; Perry E. Esping, Business Records Corp., Suite 1400, 1111 W. Mockingbird Lane, Dallas, TX 75247; and Harry C. Stonecipher, Boeing Company, 7755 E. Marginal Way South, Seattle, WA 98124-2207


                                       -2-

(2) "Shares Beneficially Owned with Sole Voting and Sole Investment Power" includes (a) shares registered in the name of the shareholder and (b) in the case of the executive officers and directors, shares obtainable by virtue of fully-vested and exercisable stock options. Of the total 5,019,742 shares owned by the 10 executive officers and directors, 516,390 represent shares (neither issued nor outstanding) obtainable through such stock options.
(3) "Other Shares Beneficially Owned" includes (a) as to Messrs. Davis and Weight only, all the shares owned by the Employee Stock Ownership Plan and Trust (the "ESOP") and all the shares owned by the Computer Management Sciences, Inc., Profit Sharing 401(k) Plan and Trust ("401(k)") because each is a Trustee of both Trusts, with shared investment power over all of such shares and shared voting power over all shares held by the 401(k) and all unallocated shares held by the ESOP; (b) as to the individual directors and officers other than Messrs. Davis and Weight, shares allocated to the shareholder's individual participant account in the ESOP over which the shareholder has sole voting power pursuant to the terms of the ESOP and
     Section 409(e) of the Internal  Revenue Code, but no investment  power; and
     (c) as to the ten directors and officers as a group, all the ESOP shares and all the 401(k) shares, counting each share only one time.
(4) Mr. Davis is the sole shareholder of Bull Gator, Inc., a Delaware corporation which is the general partner of First Oneida (1995) Limited Partnership, a Delaware limited partnership, owning 2,477,454 shares of Common Stock. Mr. Weight is the sole shareholder of Downunder (1995) Company, Inc., a Delaware corporation which is the general partner of Sundown (1995) Limited Partnership, a Delaware limited partnership, owning 1,417,438 shares of Common Stock. Each of Messrs. Davis and Weight, as the sole shareholder of the respective general partner, has retained sole voting and investment power over the shares owned by the respective limited partnership.
(5) Included among the total number of ESOP shares attributed to Messrs. Davis and Weight are 99,011 shares and 85,412 shares, respectively, allocated to their individual participant accounts in the ESOP, over which they possess, in their capacity as individual plan participants, sole voting power.
(6) In addition to 175,437 shares owned by Mr. Fishback for his own benefit, an additional 17,199 shares are registered in his name as Custodian for his daughter under the Florida Uniform Transfers to Minors Act. Under the terms of the custodianship, Mr. Fishback holds sole voting and investment power over such stock.
(7) CMSI Capital, L.P., is a Delaware limited partnership, the limited partners of which are W. Robinson Frazier as Trustee of the Jerry W. Davis Children's Trust under Agreement dated 9/17/95 and W. Robinson Frazier as Trustee of the Anthony V. Weight Children's Trust under Agreement dated 9/17/95 (collectively, the "Children's Trusts"). The Children's Trusts hold a total 99% interest in the assets of CMSI Capital, L.P. The general partner is CMSI Investments, Inc., which holds a 1% interest in the assets of CMSI Capital, L.P. The Children's Trusts are the registered owners of all of the issued and outstanding stock of CMSI Investments, Inc. Neither Mr. Davis nor Mr. Weight possesses any voting or investment powers, directly or indirectly, over the stock held by CMSI Capital, L.P. The mailing address of CMSI Capital, L.P., is c/o W. Robinson Frazier, Esq., 1515 Riverside Avenue, Jacksonville, FL 32204.
(8) Putnam Investments, Inc. ("PI"), a Massachusetts corporation, is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC"), a Delaware corporation. Putnam Investment Management, Inc., a Massachusetts corporation which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., a Massachusetts corporation which is the investment adviser to PI's institutional clients, are wholly-owned subsidiaries of PI (the "Putnam Subsidiaries"). The shares shown as beneficially owned by each of M&MC, PI, and the Putnam Subsidiaries in the above schedule represent the same 1,295,957 shares. The Putnam Subsidiaries have investment power over the shares as investment managers, but each of the mutual funds' trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, Inc., has shared voting power over the shares held by the institutional clients. M&MC owns the shares directly but has no voting or investment power over the shares of Common Stock. PI may be deemed to have shared investment power as the parent holding company of the Putnam Subsidiaries. The mailing address for PI and the Putnam Subsidiaries is One Post Office Square, Boston, MA 02109; the address for M&MC is 1166 Avenue of the Americas, New York, NY 10036. The source of all information provided in the schedule and this footnote concerning the beneficial ownership of M&MC, PI, and the Putnam Subsidiaries is taken from Form 13G as filed with the Securities and Exchange Commission and the Company on January 23, 1998 pursuant to Rule 13d-1(b)(1)(ii)(E) and (G).

                                   MANAGEMENT

Directors and Executive Officers

      The following table sets forth certain information regarding the Company's directors and executive officers:

Name                      Age   Positions With the Company
----                      ---   --------------------------
Jerry W. Davis            53    Chief Executive Officer and Director
R. Halsey Wise            33    President and Chief Operating Officer
Anthony V. Weight         56    Senior Vice President, Corporate Secretary, and
                                Director
Larry A. Longhi           40    Senior Vice President and Director
Edward W. Fishback, Jr.   55    Group Vice President and Director
Timothy W. Smith          38    Group Vice President
Charles L. Stark, III     51    Group Vice President
Anthony Colaluca          31    Vice President and Chief Financial Officer
Perry E. Esping           63    Director
Harry C. Stonecipher      61    Director

      Jerry W. Davis. Mr. Davis is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board since the Company's inception in 1983. He served as President of the Company from 1983 through July of 1997. For approximately three years prior to founding the Company, Mr. Davis held a senior level position with Uniroyal, Inc., where he was responsible for a worldwide strategic business unit. Prior to joining Uniroyal, Inc., Mr. Davis held various marketing, product management and financial positions during his 10 years of service with the DuPont Company.

     Anthony V. Weight. Mr. Weight is a founder of the Company and has served as Senior Vice President and a director since the Company's inception in 1983. Mr. Weight served as the Company's Treasurer from 1983 until April 1996 and Chief Financial Officer from March 1995 until April 1997. For approximately 17 years prior to founding the Company, Mr. Weight held senior level marketing and supervisory positions with Uniroyal, Inc. in the United States and Canada.

      R. Halsey Wise. Mr. Wise joined the Company as President and Chief Operating Officer on July 18, 1997. Prior to joining the Company, from August 1994 to July 1997, Mr. Wise was employed as the Vice President of Investment Banking with The Robinson-Humphrey Company, Inc., and co-led the Information Technology Services group. Mr. Wise was employed by J.P. Morgan in the Mergers and Acquisitions group from 1993 to August 1994, and by First Union Corporation in the Corporate Finance group from 1987 through 1992.

     Edward W. Fishback, Jr. Mr. Fishback served, from 1979 through 1995, as President and a director of the Company's subsidiary, MIS Software Development, Inc. ("MSD"), prior to its acquisition by the Company. Mr. Fishback has served as a Group Vice President of the Company since February 1996 and was appointed as a director (Class III) on April 19, 1996, to fill a vacancy on the Board.

     Larry A. Longhi. Mr. Longhi joined the Company as a systems consultant in 1984 and has served as a director since 1985. Mr. Longhi served as a Vice President from 1985 until February 1996, when he was appointed as a Group Vice President. In 1997 he was promoted to Senior Vice President. Prior to joining the Company, from 1981 to 1984, Mr. Longhi was employed as a systems analyst with Blue Cross/Blue Shield of Florida.

      Timothy W. Smith. Mr. Smith was appointed as a Group Vice President of the Company in February 1996. Prior to being named a Group Vice President, Mr. Smith served as a Vice President of the Company from April 1995 until February 1996, and as the Branch Manager of Company branch offices in Atlanta, Greenville and Chicago since joining the Company in 1993. From 1992 to 1993, Mr. Smith was employed by Daugherty Systems, Inc., a computer consulting company, and from 1985 to 1992, Mr. Smith was employed by Computer Task Group, an international consulting company, in each case as branch manager, sales representative and systems consultant.

      Charles L. Stark, III. Mr. Stark joined the Company in November of 1995 as Director of Project Management Services, and was elected as a Group Vice President in April of 1996. For three years prior to joining the Company, he worked as an independent software consultant, and prior to that he served as the Director of Retail Banking for Barnett Technologies, Inc.

     Anthony Colaluca. Mr. Colaluca joined the Company in September of 1996 as a Vice President and Chief Accounting Officer. In April of 1997, Mr. Colaluca was appointed as the Chief Financial Officer of the Company. For approximately seven years prior to joining the Company, Mr. Colaluca, a certified public accountant, held various positions with KPMG Peat Marwick, LLP, including Senior Manager, Manager, Supervising Senior Accountant and Senior Accountant.

     Perry E. Esping. Mr. Esping was elected as a director of the Company on October 25, 1995. He has been President, Chief Executive Officer and Chairman of Business Records Corporation since 1988. Prior to 1988, Mr. Esping served as President of American Express Co.'s Data Based Services Group, U.S.A., founded and served as Chairman and Chief Executive Officer of First Data Resources, Inc. and served as President of Mid America Bankcard Association (a computer service company). Mr. Esping currently serves on the Boards of Directors of Brite Voice Systems, Inc. and BRC Holdings, Inc.

     Harry C. Stonecipher. Mr. Stonecipher was elected as a director of the Company on October 25, 1995. He has served as President, Chief Operating Officer and a director of The Boeing Company since August 1997. He served as President, Chief Executive Officer and a director of McDonnell Douglas Corporation from 1994 through July 1997. Mr. Stonecipher previously served as Chairman and Chief Executive Officer of Sundstrand Corporation (a manufacturer of aerospace and electronic equipment) from 1991 through 1994 and as its President from 1987 through 1991. Mr. Stonecipher also currently serves on the Boards of Directors of Cincinnati Milacron, Inc. and Sentry Insurance.

      The Board of Directors consists of six members. Messrs. Longhi and Stonecipher are Class I directors, Messrs. Weight and Esping are Class II directors, and Messrs. Davis and Fishback are Class III directors. David C. Minardi resigned from the Board of Directors on July 2, 1997. The terms of the Class I directors expire in 1999, the terms of the Class II directors expire in 2000, and the terms of the Class III directors expire in 1998. The Articles of Incorporation and Bylaws provide that the size of the Board of Directors may be changed (to not fewer than three or more than nine members) by amendment of the Bylaws by the Board of Directors or by holders of 66b% of the outstanding Common Stock.

Meetings of the Board of Directors and Standing Committees

      The Company's Board of Directors has a Compensation Committee, an Audit Committee, and an Executive Committee. The Compensation Committee consists of Messrs. Esping and Stonecipher. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock option grants thereunder. The Compensation Committee met five times during 1997.

      The members of the Audit Committee are Messrs. Esping, Stonecipher and Weight. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices. The Audit Committee met one time during 1997.

      The members of the Executive Committee are Messrs. Davis and Weight. The Executive Committee is empowered to exercise all of the authority of the Board of Directors of the Company, except as limited by the Florida Business Corporation Act. Under Florida law, an executive committee may not, among other things, recommend to shareholders actions required to be approved by shareholders, fill vacancies on the board of directors, amend the bylaws or approve the reacquisition or issuance of shares of a company's capital stock. The Executive Committee met two times during 1997.

      The Company does not have a nominating committee. This function is performed by the Board of Directors.

      During 1997, the Company's Board of Directors held one meeting. Each incumbent director attended all of the Board meetings and meetings of committees of which he is a member.

Compliance With Section 16(a) of the Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      Based on a review of forms submitted to the Company during and with respect to the fiscal year ended December 31, 1997, all Reporting Persons (as defined in Section 16(a)) filed all required reports. The following Reporting Persons filed late reports: Veanne Smith, Keith DelValle, R. Halsey Wise and R. Thomas Baley each filed Form 3 "Initial Statement of Beneficial Ownership" more than 10 days following the respective events which resulted in their becoming Reporting Persons; and Keith DelValle, Donald White and Anthony Colaluca each filed one Form 4 "Statement of Change in Beneficial Ownership" to report options granted in October 1997 after the due date of November 10, 1997.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

      Non-employee directors receive stock options for their services pursuant to the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the grant of non-qualified options to purchase Common Stock of the Company to non-employee directors of the Company. The Director Plan authorizes the issuance of a maximum of 168,750 shares of Common Stock. The Director Plan is administered by the Compensation Committee. The Director Plan provides for the automatic grant of: (a) an option to purchase an aggregate of 6,750 shares of the Common Stock upon the initial election of each non-employee director of the Company, and (b) an option to purchase an additional 4,500 shares of Common Stock immediately following each annual meeting of the Company's shareholders (beginning with the meeting held in 1996) at which such non-employee director is either re-elected to, or continues to serve as an incumbent member of, the Company's Board of Directors. Each such option is granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Director Plan have a term of 10 years and vest in equal installments over the first five years of such term. No director who is an employee of the Company receives separate compensation for services rendered as a director.

Executive Compensation

      The following table sets forth the annual and long-term compensation received in 1997 and the prior two years by the Company's Chief Executive Officer, the four most highly-compensated executive officers, and an additional executive officer who would have been included among the four most highly-compensated but for the fact that he was no longer serving as an officer as of December 31, 1997 (collectively, the "Named Executive Officers").


                                                        Long-Term Compensation
                              Annual Compensation(1)           Awards
                             -------------------------- -----------------------
                                                              Number of
Name and Principal Position                             Securities Underlying
                               Salary         Bonus         Options/SARs
Jerry W. Davis
     Chief Executive Officer
         1995                  $189,000        $31,213           95,471
         1996                   222,807             --               --
         1997                   198,468             --               --
Larry A. Longhi
     Senior Vice President
        1995                     72,000        116,263               --
        1996                     72,000        220,801               --
        1997                     72,000        168,090           29,000
Timothy W. Smith
     Group Vice president
        1995                     60,000         91,999            3,000
        1996                     72,000        137,027               --
        1997                     72,000        178,857           16,500
David C. Minardi(2)
     Group Vice President
        1995                     72,000        169,209            4,000
        1996                     72,000        173,856               --
        1997                     72,000        156,854           33,876
Charles L. Stark, III
     Group Vice President
        1995                      6,524             --               --
        1996                     79,154             --            5,000
        1997                    146,098         60,000            2,000
Edward W. Fishback, Jr.
     Group Vice President
        1995                    101,184        182,000               --
        1996                    144,000         51,832               --
        1997                    144,000          5,460               --
------------------
 (1) Excludes any perquisites and other personal benefits received, the total value of which did not exceed 10% of the total annual salary and bonus for such Named Executive.
 (2) Mr. Minardi resigned as a director on July 2, 1997, and as an officer and employee of the Company on December 15, 1997.

Option Grants in 1997

      The following table sets forth information concerning options to purchase shares of the Company's Common Stock granted during 1997 to the Named Executive Officers. The amounts shown as potential realizable values on the options identified in the table are based on assumed annualized rates of appreciation in the price of the Common Stock of 5% and 10% over the term of the options. Actual gains, if any, on stock option exercises are dependent on any future increases in the market price of the common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

                     Stock Option Grants in Last Fiscal Year

Name                       Number of      % of Total    Exercise     Market     Expiration       Potential
                          Securities        Options      Price      Price of       Date     Realizable Value at
                          Underlying      Granted to    ($ per     Underlying                  Assumed Annual
                        Options Granted  Employees in    share)   Security on                  Rates of Stock
                                          Fiscal Year               Date of                  Price Appreciation
                                                                     Grant                    for Option Term
---------             ------------------   ---------   ---------   ---------    ---------  ---------------------
                                                                                               5%         10%
Lawrence A. Longhi            29,000          5.8%      $13.000      $13.000     05/01/07   $237,095   $600,825
David C. Minardi              33,876          6.7%       13.000       13.000     05/01/07    276,960    701,846
Timothy W. Smith              16,500          3.3%       13.000       13.000     05/01/07    110,372    279,694
Charles L. Stark, III          2,000             *       13.000       13.000     05/01/07     16,351     41,436
-----------------
     *Less than 1.0%

Aggregate Option Exercises in 1997 and December 31, 1997 Option Values

      The following table sets forth information concerning the exercise of stock options during 1997 by the Named Executive Officers and the value of unexercised options held by the Named Executive Officers as of December 31, 1997.

                                 1997 Option Exercises                         Fiscal Year End Option Values
                        ----------------------------------------    ----------------------------------------------------
Name                         Number of         Value Realized          Number of Securities      Value of Unexercised
                            Securities        Upon Exercise(1)        Underlying Unexercised     In-the-Money Options
                        Underlying Options                            Options at Fiscal Year      at Fiscal Year End
                         Exercised During                              End Exercisable (E)          Exercisable (E)
                               1997                                     /Unexercisable (U)       /Unexercisable (U)(2)
---------                ------------------  ------------------         ------------------        ------------------
Jerry W. Davis                 886,919           $14,121,524                 214,809(E)              $3,554,444(E)
Larry A. Longhi                 84,000             1,274,448                 100,077(E)               1,906,167(E)
                                                                              29,000(U)                 177,625(U)
Timothy W. Smith                 6,370                72,875                   3,023(E)                  44,210(E)
                                                                              20,873(U)                 160,066(U)
David C. Minardi                68,990               900,282                    0(U)(3)                    0(U)(3)
Charles L. Stark, III           --                   --                        2,000(E)                     750(E)
                                                                               5,000(U)                  13,375(U)
------------------
(1)  Represents  the amount by which the market value of the Common Stock on the date of exercise  exceeded the  exercise  price of the  respective  options exercised.
(2)  Represents  the market  value of the Common  Stock as of  December  31,
     1997 ($19.125  per share less theexercise price of the options.
(3)  Under the terms of the stock option plans,  unexercisable options terminate upon the termination of employment.  Mr. Minardi resigned as an employee as of December 15, 1997.

Compensation Committee Interlocks and Insider Participation

      The Board's Compensation Committee currently consists of Messrs. Stonecipher and Esping, who are outside directors. There were no transactions and relationships between the Compensation Committee members or the Chief Executive Officer and the Company required to be reported herein.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report on Executive Compensation

      The Company's executive compensation programs are intended to enable it to attract and retain talented executives and to reward them appropriately. The Compensation Committee (the "Committee") attempts to determine the appropriate total levels of compensation, as well as the appropriate mix of base salary, annual incentives and long-term incentives. In determining compensation, consideration is given both to overall Company performance and to individual performance, taking into account the contributions made by the executive toward improving Company performance. Consideration is also given to the executive's position, location, and level of responsibility in the structure of the Company and the job performance of the executive in planning, providing direction for, and implementing the Company's strategy. The Committee's primary objective in establishing compensation programs is to support the Company's goal of maximizing the value of shareholders' investment in the Company.

      The Company's program for executive compensation consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives. An executive's base salary is determined through a combination of several factors: an evaluation of the sustained performance of the executive, prevailing levels of pay for positions of comparable responsibility in the industry, level of responsibility, and prior experience. Payments under the Company's annual incentive plans are tied to the Company's level of profitability. Actual incentive payments are determined by applying a formula based on Company performance to each executive's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings are achieved, and payments below the target level when earnings are below those set by the budget. The formula provides for payments above the targeted level only when earnings exceed those set in the budget.

      The Company's long term incentives are in the form of stock options, stock appreciation rights ("SARs") and restricted stock awarded to executives and other key employees under the 1995 Stock Incentive Plan (the "1995 Plan") adopted by the Board of Directors and approved by the Company's shareholders effective as of September 1, 1995. The objective of these awards is to advance the longer term interests of the Company and its shareholders and complement incentives tied to annual performance. These awards provide rewards to executives and other key employees upon the creation of incremental shareholder value and attainment of long-term earnings goals. Stock incentive awards under the 1995 Plan produce value to executives only if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of the shareholders. Subject to the provisions of the 1995 Plan, the Compensation Committee, in its discretion, selects the recipients of awards and the number of shares or options granted thereunder and determines other matters, such as (i) vesting schedules, (ii) the exercise price of options, (iii) the duration of awards and (iv) the price of SARs. Options and SARs expire immediately upon termination of an optionee's employment either for cause or voluntarily by the optionee without the Company's consent. The restrictions upon stock awards lapse over time or upon the occurrence of specified events, and the restricted shares are forfeited if the recipient ceases to be an employee of the Company before the restrictions lapse.

      Mr. Davis' 1997 compensation was approved by the Committee applying the principles outlined above in the same manner as they were applied to the other executives of the Company. In addition, the Committee reviews the compensation paid to chief executive officers of comparable companies and considers those compensation levels in determining Mr. Davis' compensation.

      The Committee believes that the program it has adopted serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its shareholders.



      Compensation Committee

      Harry C. Stonecipher
      Perry E. Esping


Certain Transactions

On June 13, 1997, the Company loaned funds to Jerry W. Davis, Jr., who is employed by the Company as Director of MIS and who is the son of Chief Executive Officer Jerry W. Davis. The loan is evidenced by a Note in the original principal amount of $200,000, with interest at the rate of 7.25% per annum, both principal and interest payable in thirty-six (36) monthly installments of $1,445.61 each. At the end of the thirty-six month period, the remaining principal balance is due in full. The Note is secured by a first mortgage on improved residential real property located in Duval County, Florida, with an appraised value at least equal to the principal amount of the loan.

On October 23, 1996, the Company loaned funds to Timothy W. Smith, a Group Vice President with the Company. The loan is evidenced by a collateralized Promissory
Note in the original principal amount of $100,000, with interest at the rate of 7.25% per annum, both principal and interest payable in fifty-nine (59) monthly installments of $722.81 each. At the end of the fifty-nine month period, the remaining principal balance is due in full.

PERFORMANCE GRAPH

      The following graph is a comparison of the cumulative total returns for the Company's Common Stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Total Return Index and the NASDAQ Computer & Data Processing Services Stocks ("C&DPS") Nasdaq Total Return Index. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end of each measurement period (December 31, 1995, December 31, 1996, and December 31, 1997) and the beginning of the cumulative measurement period (September 29, 1995) by the price of the Company's Common Stock at the beginning of the cumulative measurement period. The total return calculations are based upon an assumed $100 investment on September 29, 1995, the date of the Company's initial public offering.

               Comparison of Twenty-Seven Month Cumulative Return



                            (Performance Graph Here)


                                       9/29/95    12/31/95     12/31/96     12/31/97

Computer Management Sciences, Inc.      $100        $127         $166         $137

NASDAQ C&DPS Index                      $100        $104         $129         $158

NASDAQ Stock Market - U.S.              $100        $101         $125         $153


PROPOSED ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into three classes of directors. The Company's Articles of Incorporation provide that at each annual meeting, directors shall be elected by class for a term of three years, to preserve as evenly as practicable, the division of directors into classes. The current terms of the three classes of directors expire in 1998 (Class III directors), 1999 (Class I directors) and 2000 (Class II directors). One director is to be elected at the Meeting for a term ending in 2001 (Class III), or until his successor shall have been elected and qualified. The Board of Directors has nominated Jerry W. Davis to stand for election at the Meeting as a Class III director. See "Management - Directors and Executive Officers" for information on Mr. Davis. The current term of Mr. Davis will expire on the date of the Meeting. Edward W. Fishback, Jr. will not stand for re-election. The Board of Directors may appoint a person to fill the resulting vacancy upon finding a suitable candidate. The initial term of such additional director would end at the 1999 annual meeting of shareholders.

Approval By Shareholders

      Election of the director nominee (Jerry W. Davis) will be approved if the votes cast by holders of shares represented and entitled to vote at the Meeting in favor of his election exceed the votes cast opposing his election. The Board of Directors unanimously recommends a vote FOR the election of the Director nominee. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of the nominee. Should the nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board has no reason to believe the nominee named will be unable or unwilling to serve if elected.



         INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Company's Board of Directors has appointed KPMG Peat Marwick LLP as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions posed by shareholders.



              PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

      Proposals of shareholders intended for presentation at the 1999 annual meeting must be received by the Company on or before December 23, 1998, in order to be included in the Company's proxy statement and form of proxy for that meeting.

      The Company's Articles of Incorporation also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made.

      In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

      A shareholder's notice with respect to a director nomination must set forth (a) as to each nominee (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected), and (b) as to the shareholder providing such notice (i) the name and address, as they appear on the Company's books, of the shareholder, and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

      The  complete  Articles  of  Incorporation   provisions   governing  these
requirements are available to any shareholder without charge upon request from the Secretary of the Company.



                                  OTHER MATTERS

      The Company has provided to each shareholder a copy of the Company's Annual Report on Form 10-K, including the financial statements for its fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. Additional copies of the Company's Annual Report on Form 10-K are available upon written request. All such requests should be directed to Anthony V. Weight, Corporate Secretary, Computer Management Sciences, Inc., 8133 Baymeadows Way, Jacksonville, Florida 32256. No charge will be made for copies of such annual report; however, a reasonable charge for the exhibits will be made.




                                             By Order of the Board of Directors,


                                             Anthony V. Weight
                                             Corporate Secretary



Jacksonville, Florida
May 15, 1998

                       COMPUTER MANAGEMENT SCIENCES, INC.
                               8133 Baymeadows Way
                           Jacksonville, Florida 32256

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Anthony V. Weight and Anthony Colaluca, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Computer Management Sciences, Inc. held of record by the undersigned on April 24, 1998, at the annual meeting of stockholders to be held on June 19, 1998 or any adjournment thereof.


1. The re-election of Jerry W. Davis as Class III Director, with term expiring in 2001.

         FOR ______________                 AGAINST _________


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:                               , 1998
         PLEASE MARK, SIGN, DATE AND RETURN          Signature
         THE PROXY CARD PROMPTLY USING THE
         ENCLOSED ENVELOPE

                                                     Signature (if held jointly)